UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 3, 2025

CREATIVE REALITIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 102, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2025, Creative Realities, Inc. (the “Company”) granted to Richard Mills, Chief Executive Officer and Executive Chairman, 450,000 restricted stock units (the “Mills RSUs”) from the Company’s 2023 Stock Incentive Plan (as amended, the “Plan”). The Mills RSUs vest in equal installments on each of December 31, 2025, July 3, 2027 and July 3, 2028, subject to Mr. Mills’ continued service to the Company on the applicable vesting date, and all unvested Mills RSUs will accelerate and vest in their entirety upon the earliest of the Company’s termination of Mr. Mills’ employment without “cause,” a “Sale Transaction” occurring under the Plan, or the death or disability of Mr. Mills. The vested Mills RSUs will be settled in shares of the Company’s common stock on a one-for-one basis upon the earliest of Mr. Mill’s termination of employment with the Company, the death or disability of Mr. Mills, or a change of control of the Company. The Mills RSUs are subject to the terms of the Plan and a restricted stock unit agreement, a copy of which is attached to this Current Report as Exhibit 10.1.

On July 3, 2025, the Company granted to David Ryan Mudd, Interim Chief Financial Officer, 50,000 restricted stock units (the “Mudd RSUs”) from the Plan. The Mudd RSUs vest in equal installments on each of July 3, 2026, July 3, 2027 and July 3, 2028, subject to Mr. Mudd’s continued service to the Company on the applicable vesting date, and all unvested Mudd RSUs will accelerate and vest in their entirety upon the earliest of a “Sale Transaction” occurring under the Plan, or the death or disability of Mr. Mills. The vested Mudd RSUs will be settled in shares of the Company’s common stock on a one-for-one basis upon the earliest of Mr. Mudd’s termination of employment with the Company, the death or disability of Mr. Mudd, or a change of control of the Company. The Mudd RSUs are subject to the terms of the Plan and a restricted stock unit agreement, a copy of which is attached to this Report as Exhibit 10.2.

The foregoing descriptions of the Mills RSUs and Mudd RSUs are summaries only and do not purport to be complete and are qualified in their entirety by reference to the restricted stock unit agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1	Restricted Stock Unit Agreement dated July 3, 2025 by and between Creative Realities, Inc. and Richard Mills.
10.2	Restricted Stock Unit Agreement dated July 3, 2025 by and between Creative Realities, Inc. and David Ryan Mudd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2025

Creative Realities, Inc

By:	/s/ David Ryan Mudd
David Ryan Mudd
Interim Chief Financial Officer